Exhibit 99.3

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 12, 2012, pursuant to an Agreement and Plan of Merger dated as of April 26, 2012, an indirect wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company merged with and into EUSA Pharma Inc. (“EUSA”), with EUSA continuing as the surviving corporation and as an indirect wholly owned subsidiary of Jazz Pharmaceuticals Public Limited Company (the “EUSA Acquisition”).

On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. (“JPI”) and Azur Pharma Public Limited Company (“Azur”) were combined in a merger transaction (the “Azur Merger” and together with the EUSA Acquisition, the “Mergers”). As part of the Azur Merger, a wholly-owned subsidiary of Azur merged with and into JPI, with JPI surviving the Azur Merger as a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company. Prior to the Azur Merger, Azur changed its name to Jazz Pharmaceuticals Public Limited Company. The Azur Merger was accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with JPI treated as the acquiring company in the Azur Merger for accounting purposes. All references herein to “Azur” refer to Jazz Pharmaceuticals Public Limited Company prior to the completion of the Azur Merger, and all references herein to “Jazz” or the “Company” refer to Jazz Pharmaceuticals Public Limited Company as of and following the completion of the Azur Merger. Upon the consummation of the Azur Merger, the historical financial statements of JPI became the Company’s historical financial statements. Accordingly, all references herein to the historical financial statements of Jazz (or the Company) for periods prior to the Azur Merger refer to the historical financial statements of JPI.

The unaudited pro forma condensed combined balance sheet at March 31, 2012 gives effect to the EUSA Acquisition as if it had occurred on March 31, 2012. As of March 31, 2012, the acquired Azur business had been consolidated with the Company for balance sheet purposes. The unaudited pro forma condensed combined statements of operations for each of the year ended December 31, 2011 and the three months ended March 31, 2012 are presented as if the Mergers were each consummated on January 1, 2011. The pro forma financial statements presented herein are based on the historical financial statements of Jazz, Azur and EUSA using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012 combined the Company’s unaudited consolidated statement of operations for the three months ended March 31, 2012 with EUSA’s unaudited consolidated statement of operations for the three months ended March 31, 2012 and Azur’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the Azur Merger on January 18, 2012.

The Jazz consolidated balance sheet and statement of operations information as of and for the three months ended March 31, 2012 was derived from its unaudited condensed consolidated financial statements included in its Form 10-Q for the three months ended March 31, 2012 (the “Jazz 10-Q”). The Jazz statement of operations information as of and for the year ended December 31, 2011 was derived from its audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company with the SEC on behalf of and as successor to JPI (Commission File No. 001-33500) (the “Jazz 10-K”).

The EUSA consolidated balance sheet and statement of operations information as of and for the three months ended March 31, 2012 was derived from its unaudited consolidated financial statements as of March 31, 2012 included in Exhibit 99.2 to the current report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are attached as Exhibit 99.3 (the “Form 8-K/A”), and its statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements for the year ended December 31, 2011 included in Exhibit 99.1 to the Form 8-K/A.

The Azur statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements included in the separate Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company with the SEC (Commission File No. 333-177528) covering the last full fiscal year of Azur Pharma (the “Azur 10-K”).

The Company has not completed a full, detailed valuation analysis necessary to determine the fair values of EUSA’s identifiable assets acquired and liabilities assumed in the EUSA Acquisition. However, a preliminary valuation analysis was performed as of March 31, 2012, the date on which the EUSA Acquisition is deemed to have occurred for purposes of the unaudited pro forma condensed combined balance sheet, related to currently marketed products rights, in-process research and development, and inventories. Accordingly, the unaudited pro forma condensed combined financial statements include only preliminary estimates. The amounts of assets acquired and liabilities assumed in the acquisition accounting relating to the EUSA Acquisition were based on their respective fair values as determined at the time of closing of the EUSA Acquisition on June 12, 2012, and may differ significantly from these preliminary estimates.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Mergers. The unaudited pro forma condensed combined financial statements also do not include any future integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had JPI, EUSA and Azur been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical audited consolidated financial statements of Jazz as of and for the year ended December 31, 2011 included in the Jazz 10-K; the historical unaudited consolidated financial statements of Jazz as of and for the three months ended March 31, 2012 included in the Jazz 10-Q; the historical audited consolidated financial statements of EUSA as of and for the year ended December 31, 2011 included in Exhibit 99.1 to the Form 8-K/A; the historical unaudited consolidated financial statements of EUSA as of and for the three months ended March 31, 2012 included in Exhibit 99.2 to the Form 8-K/A; and the historical audited consolidated financial statements of Azur as of and for the year ended December 31, 2011 included in the Azur 10-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2012

(in thousands)

	Historical Jazz	Historical EUSA	EUSA Pro Forma Adjustments		Pro Forma Combined including EUSA
ASSETS
Current assets:
Cash and cash equivalents	$170,654	$40,924	$452,856	l	$59,600
			(604,834)	m
Marketable securities	73,564	—	(73,564)	m	—
Accounts receivable, net	56,143	19,352	1,910	g	77,405
Inventories	16,992	16,040	12,900	j	45,932
Prepaid expenses	5,714	—	1,224	g	6,938
Deferred income taxes	—	1,151	(1,151)	k	—
Other current assets	4,073	7,543	(786)	g	10,830

Total current assets	327,140	85,010	(211,445)		200,705
Property and equipment, net	2,026	647	—		2,673
Intangible assets, net	326,072	89,340	(89,340)	d	943,542
			617,470	i
Goodwill	239,737	74,147	(74,147)	c	458,828
			219,091	o
Other long-term assets	385	447	15,019	l	15,851

Total assets	$895,360	$249,591	$476,648		$1,621,599

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,689	$11,789	$—		$25,478
Accrued liabilities	74,566	20,708	(1,718)	e	109,169
			2,306	g
			4,444	h
			8,863	q
Purchased product rights liability	15,191	—	—		15,191
Current portion of long-term debt	—	18,201	(18,201)	e	22,365
			22,365	l
Deferred revenue	1,138	343	(343)	b	1,138

Total current liabilities	104,584	51,041	17,716		173,341
Deferred revenue, non-current	7,630	987	(987)	b	7,630
Deferred income tax liabilities	—	19,603	166,132	k	185,735
Long-term debt	—	47,766	(47,766)	e	445,510
			445,510	l
Warrant liability	—	2,499	(2,499)	f	—
Other non-current liabilities	1,314	—	35,100	n	36,414

Total liabilities	113,528	121,896	613,206		848,630
Convertible preferred stock	—	265,723	(265,723)	a	—
Shareholders’ equity (deficit):
Ordinary shares	6	9	(9)	a	6
Non-voting euro deferred shares	55	—			55
Capital redemption reserve	471	—			471
Additional paid-in capital	1,103,498	6,111	(6,111)	a	1,103,498
Accumulated other comprehensive income (loss)	3	(3,285)	3,285	a	3
Accumulated deficit	(322,201)	(140,863)	140,863	a	(331,064)
			(8,863)	q

Total shareholders’ equity (deficit)	781,832	(138,028)	129,165		772,969

Total liabilities, convertible preferred stock and shareholders’ equity	$895,360	$249,591	$476,648		$1,621,599

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2011

(in thousands, except per share amounts)

	Historical Jazz	Historical Azur	Azur Pro Forma Adjustments		Pro Forma Combined Including Azur	Historical EUSA	EUSA Pro Forma Adjustments		Pro Forma Combined Including Azur and EUSA
Revenues:
Product sales, net	$266,518	$94,243	$—		$360,761	$95,206	$(2,865)	g	$453,102
Royalties and contract revenues	5,759	—	—		5,759	—	(365)	b	7,029
							1,635	g

Total revenues	272,277	94,243	—		366,520	95,206	(1,595)		460,131
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technology)	13,942	15,172	—		29,114	40,716	—		69,830
Selling, general and administrative	108,936	47,472	(14,126)	p	142,206	33,835	8,487	g	184,459
			(76)	w			(69)	p
Research and development	14,120	6,789	—		20,909	32,780	(7,033)	g	46,656
Intangible asset amortization	7,448	11,946	(11,946)	d	45,513	11,374	(11,010)	d	94,977
							(364)	g
			38,065	v			49,464	v

Total operating expenses	144,446	81,379	11,917		237,742	118,705	39,475		395,922

Income from operations	127,831	12,864	(11,917)		128,778	(23,499)	(41,070)		64,209
Interest income and other, net	75	9,467	(9,430)	s	112	33	2,320	g	2,465
Interest expense	(1,675)	(468)	—		(2,143)	(11,455)	11,455	r	(30,916)
							(28,773)	t
Loss on extinguishment of debt	(1,247)	—	—		(1,247)	—	—		(1,247)
Increase in value of warrant liability	—	—	—		—	(173)	173	s	—

Income before provision for income tax expense	124,984	21,863	(21,347)		125,500	(35,094)	(55,895)		34,511
Provision (benefit) for income tax expense	—	1,251	(1,251)	z	—	(5,029)	(11,097)	z	(16,126)

Net income (loss)	$124,984	$20,612	$(20,096)		$125,500	$(30,065)	$(44,798)		$50,637

Net income per share:
Basic	$3.01	$0.49			$2.33				$0.94

Diluted	$2.67	$0.49			$2.12				$0.86

Weighted-average common shares used in computing net income per share:
Basic	41,499	41,667			53,859				53,859

Diluted	46,798	41,667			59,158				59,158

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2012

(in thousands, except per share amounts)

	Historical Jazz	Historical Azur from January 1, 2012 to January 18, 2012	Azur Pro Forma Adjustments		Pro Forma Combined including Azur	Historical EUSA	EUSA Pro Forma Adjustments		Pro Forma Combined including Azur and EUSA
Revenues:
Product sales, net	$107,336	$881	$—		$108,217	$45,646	$(698)	g	$153,165
Royalties and contract revenues	1,078	—	—		1,078	—	(85)	b	1,395
							402	g

Total revenues	108,414	881	—		109,295	45,646	(381)		154,560
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technology)	10,758	446	(2,369)	y	8,835	14,660	—		23,495
Selling, general and administrative	46,999	16,809	(14,423)	p	47,035	9,489	791	g	56,096
			(2,350)	x			(1,219)	p
Research and development	3,959	161	—		4,120	4,022	(1,887)	g	6,255
Intangible asset amortization	13,513	558	(558)	d	10,218	2,688	(2,610)	d	22,584
			(11,652)	u			(78)	g
			8,357	v			12,366	v

Total operating expenses	75,229	17,974	(22,995)		70,208	30,859	7,363		108,430

Income from operations	33,185	(17,093)	22,995		39,087	14,787	(7,744)		46,130
Interest income and other, net	71	(13)	—		58	75	(878)	g	(745)
Interest expense	(58)	—	—		(58)	(4,153)	4,153	r	(7,037)
							(6,979)	t

Income before provision for income tax expense	33,198	(17,106)	22,995		39,087	10,709	(11,448)		38,348
Provision for income tax expense	5,517	15	(15)	z	5,517	2,676	(2,804)	z	5,389

Net income (loss)	$27,681	$(17,121)	$23,010		$33,570	$8,033	$(8,644)		$32,959

Net income (loss) per share:
Basic	$0.51	$(0.41)			$0.60				$0.59

Diluted	$0.48	$(0.41)			$0.56				$0.55

Weighted-average common shares used in computing net income (loss) per share:
Basic	53,923	41,667			56,232				56,232

Diluted	58,084	41,667			60,393				60,393

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On June 12, 2012, pursuant to an Agreement and Plan of Merger dated as of April 26, 2012 (the “EUSA Acquisition Agreement”), an indirect wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company merged with and into EUSA Pharma Inc. (“EUSA”), with EUSA continuing as the surviving corporation and as an indirect wholly owned subsidiary of Jazz Pharmaceuticals Public Limited Company (the “EUSA Acquisition”).

On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. (“JPI”) and Azur Pharma Public Limited Company (“Azur”) were combined in a merger transaction (the “Azur Merger” and together with the EUSA Acquisition, the “Mergers”). As part of the Azur Merger, a wholly-owned subsidiary of Azur merged with and into JPI, with JPI surviving the Azur Merger as a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company. Prior to the Azur Merger, Azur changed its name to Jazz Pharmaceuticals Public Limited Company. The Azur Merger was accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with JPI treated as the acquiring company in the Azur Merger for accounting purposes. All references herein to “Azur” refer to Jazz Pharmaceuticals Public Limited Company prior to the completion of the Azur Merger, and all references herein to “Jazz” or the “Company” refer to Jazz Pharmaceuticals Public Limited Company as of and following the completion of the Azur Merger. Upon the consummation of the Azur Merger, the historical financial statements of JPI became the Company’s historical financial statements. Accordingly, all references herein to the historical financial statements of Jazz (or the Company) for periods prior to the Azur Merger refer to the historical financial statements of JPI.

The unaudited pro forma condensed combined balance sheet at March 31, 2012 gives effect to the EUSA Acquisition as if it had occurred on March 31, 2012. As of March 31, 2012, the acquired Azur business had been consolidated with the Company for balance sheet purposes. The unaudited pro forma condensed combined statements of operations for each of the year ended December 31, 2011 and the three months ended March 31, 2012 are presented as if the Mergers were each consummated on January 1, 2011. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, based on the historical financial statements of Jazz, EUSA and Azur. Certain reclassifications have been made to the historical financial statements of EUSA to conform to the financial statement presentation adopted by the combined company. All such reclassifications have been included in Pro Forma Adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations.

EUSA Acquisition

At the closing of the EUSA Acquisition, the Company made a cash payment of $678.4 million. The Company also agreed to make an additional contingent payment of $50.0 million in cash if Erwinaze, EUSA’s lead product, achieves U.S. net sales of $124.5 million in 2013. At closing, $50.0 million of the amount paid of the EUSA Acquisition was deposited in an escrow account, to be held for 12 months as partial security for the Company’s indemnification rights under the EUSA Acquisition Agreement. $25.0 million of the potential contingent payment, if payable, would be subject to reduction for indemnification claims, if any, that are not fully satisfied by the funds in the escrow account. The total estimated acquisition consideration for the purchase of EUSA was determined as of June 12, 2012, the date on which the EUSA Acquisition occurred. The total estimated acquisition consideration for the EUSA Acquisition is comprised of cash and the fair value of the $50.0 million contingent consideration exchanged in the EUSA Acquisition. The fair value of the contingent consideration was established by adjusting for the probability of achieving the net sales milestone described above and discounting it to its present value. Total estimated acquisition consideration is as follows (in thousands):

Amount
Cash payment	$678,398
Fair value of contingent consideration	35,100

Total estimated acquisition consideration exchanged	$713,498

Under the acquisition method of accounting, identifiable assets and liabilities of EUSA, including identifiable intangible assets, were recorded based on their estimated fair values as of the effective time of the EUSA Acquisition. Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired.

The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, as described below, and the Company’s estimates and assumptions which are subject to change.

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts, except for adjustments to inventories. Management believes that these amounts approximate their current fair values as of the deemed acquisition date of March 31, 2012.

Inventories: Inventories acquired include raw materials, work-in-process and finished goods. The fair value of finished goods has been determined based on the estimated selling price, net of selling costs and a margin on the selling costs. The fair value of work-in-process has been determined based on the estimated selling price, net of selling costs and costs to complete and a margin on the selling costs. The fair value of raw materials has been estimated to equal their replacement cost.

Identifiable intangible assets and liabilities: Identifiable intangible assets and liabilities acquired include currently marketed products and in-process research and development. The fair value of intangible assets is based on management’s preliminary valuation as of the deemed acquisition date of March 31, 2012. Estimated useful lives (where relevant for the purposes of these unaudited pro forma financial statements) are based on the time periods during which the intangibles are expected to result in incremental cash flows.

•

Currently marketed products: The intangible assets reflect the estimated value of EUSA’s rights to currently marketed products. The fair value of currently marketed products was determined using the income approach. The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows based on current sales projections and estimated direct costs for each product line. Indications of value were developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market. The fair value of currently marketed products was capitalized as of the acquisition date and subsequently will be amortized over the estimated remaining life of the products ranging from 7 to 14 years.

•

In-process research and development: In-process research and development represents incomplete research and development projects at EUSA. Management estimated that $33.0 million of the acquisition consideration represents the fair value of acquired in-process research and development. The fair value of in-process research and development was determined using the income approach, including the application of probability factors related to the likelihood of success of the respective products reaching final development and commercialization. It also took into consideration information and certain program-related documents and forecasts prepared by management. The fair value of in-process research and development was capitalized as of the EUSA Acquisition date and is subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the EUSA Acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made. The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the estimated useful life of the asset.

Goodwill: Goodwill represents the excess of the preliminary acquisition consideration over the estimated fair values of net assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. In the future, if it is determined that goodwill is impaired, an impairment charge would be recorded at that time.

Deferred tax assets and liabilities: Deferred tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases. Deferred tax assets and liabilities are recorded at the currently enacted rates which will be in effect at the time when the temporary differences are expected to reverse in the country where the underlying assets and liabilities are located.

Pre-acquisition contingencies: The Company has not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to management prior to the end of the measurement period (no longer than 12 months after the closing of the EUSA Acquisition), which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be reflected in the acquisition accounting.

The preliminary determination of the fair value of the acquired net assets, assuming the EUSA Acquisition had closed on March 31, 2012, is as follows (in thousands):

Amount
Cash and cash equivalents	$40,924
Accounts receivable	21,262
Inventories	28,940
Prepaid assets	1,224
Other current assets	6,757
Property, plant and equipment	647
Other long-term assets	447
Deferred tax liabilities	(185,735)
Accounts payable and accrued expenses	(37,529)

Total tangible assets acquired and liabilities assumed	(123,063)

Intangible assets	617,470
Goodwill	219,091

Total intangible assets acquired	836,561

Total pro forma net assets acquired	$713,498

The final determination of the fair value of the identifiable net assets acquired will be based on EUSA’s assets acquired and liabilities assumed as of the effective time of the EUSA Acquisition on June 12, 2012.

Azur Merger

Under the acquisition method of accounting, assets and liabilities of Azur were recorded at their respective fair values and added to those of JPI including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets. For additional information regarding the Azur Merger see Form 8-K filed by Jazz on February 28, 2012 with the SEC (Commission File No. 001-33500).

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated acquisition consideration and to adjust amounts related to the tangible and intangible assets and liabilities of EUSA to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the Mergers as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a.	To record the elimination of EUSA’s equity accounts of convertible preferred stock, common stock, additional paid-in capital, accumulated other comprehensive income and accumulated deficit.

b.	To eliminate deferred revenue balance as of March 31, 2012 and reverse deferred revenue recognized subsequently to a deemed acquisition date of January 1, 2011.

c.	To eliminate existing goodwill reflected on EUSA’s books.

d.	To eliminate EUSA’s existing intangible assets prior to the EUSA Acquisition and to eliminate the historical intangible asset amortization expense of Azur and EUSA for each of the year ended December 31, 2011 and the three months ended March 31, 2012.

e.	To eliminate EUSA’s term debt which was paid immediately upon the closing by Jazz on behalf of the EUSA shareholders and to reflect the conversion of a convertible note issued by EUSA into equity of EUSA.

f.	To remove EUSA’s warrant liability which was terminated immediately prior to the closing of the EUSA Acquisition.

g.	To adjust EUSA’s balances to conform to Jazz’s presentation.

h.	To record an assumed liability related to payroll taxes on employee compensation.

i.	To record estimated fair value of the EUSA identifiable intangible assets acquired.

j.	To reflect the estimated fair value of the EUSA inventory acquired as of March 31, 2012.

k.	To adjust deferred taxes associated with the EUSA Acquisition.

l.	To record new debt incurred by Jazz in connection with the EUSA Acquisition.

The new debt incurred by Jazz in June 2012 to partially fund the EUSA Acquisition is comprised of a six-year term loan facility of $475.0 million. Borrowings under the term loan bear interest, at Jazz’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 4.25% per annum (subject to a 1.0% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 3.25% per annum (subject to a 2.0% prime rate floor). Currently LIBOR rates are below the floor of 1% and therefore an increase in interest rates would only impact Jazz’s net interest expense to the extent it exceeds the floor of 1%. Based on variable rate debt levels of $475.0 million as of June 30, 2012, a 1/8 of a percent (0.125%) change in interest rates, above the LIBOR floor, would impact Jazz’s annual pro forma interest expense by $0.6 million.

m.	To record the cash payment made by Jazz at the closing of the EUSA Acquisition.

n.	To record the fair value of the contingent consideration related to the EUSA Acquisition.

o.	To record goodwill as part of the EUSA Acquisition.

p.	To eliminate transaction costs recorded in the statement of operations for the year ended December 31, 2011 and the three month period ended March 31, 2012.

q.	To record Jazz’s estimated transaction costs payable assuming the EUSA Acquisition closed on March 31, 2012.

r.	To eliminate interest expense associated with EUSA’s debt.

s.	To eliminate the fair value adjustment related to liability classified share based instruments.

t.	To record interest expense associated with new debt incurred by Jazz in connection with the EUSA Acquisition as if the EUSA Acquisition occurred on January 1, 2011.

u.	To remove post-acquisition amortization expense of identifiable intangible assets related to the Azur Merger.

v.	To record amortization expense for identifiable intangible assets as if the Mergers occurred on January 1, 2011.

w.	To record amortization of above market lease obligation straight-line over the remaining lease term.

x.	Remove stock compensation expense associated with the acceleration of Azur stock options.

y.	To remove the amount of Azur’s fair value inventory step-up recognized in Jazz historical statement of operations for the three months ended March 31, 2012 since it does not have continuing impact on the operations of the combined business.

z.	To adjust the income tax provision as if Jazz, Azur and EUSA had been a combined company during the pro forma periods.

3. Non-recurring Transaction Costs

Jazz, EUSA and Azur have incurred, and Jazz will continue to incur, certain non-recurring transaction expenses. Non-recurring transaction expenses incurred were $14.2 million and $15.6 million during the year ended December 31, 2011 and for the three months ended March 31, 2012, respectively, and are reflected as an adjustment to reduce selling, general and administrative expenses in the pro forma condensed combined statements of operations as they are non-recurring and directly attributable to the Mergers. The pro forma condensed combined balance sheet as of March 31, 2012 includes an adjustment of $8.9 million to accrued liabilities for transaction expenses incurred by Jazz subsequent to March 31, 2012 (see Note 2, Pro Forma Adjustments above). These transaction expenses are not reflected in the pro forma condensed combined statement of operations for the three months ended March 31, 2012, as they are not expected to have a continuing impact on operations. Estimated transaction expenses of EUSA which were contingent on consummation of the EUSA Acquisition or had not been incurred as of March 31, 2012 totaled $8.6 million and were paid by Jazz on behalf of the former EUSA shareholders upon closing. Accordingly, these transaction expenses have not been included in assumed liabilities as of March 31, 2012.